Exhibit 23.3
McGladrey & Pullen, LLP
Certified Public Accountants





Consent of Independent Registered Public Accounting Firm


We consent to the use in this Registration Statement of Patient Infosystems, Inc. on the post-effective amendment No. 1 to Form SB-2 of our report, dated February 13, 2004 on American CareSource Corporation, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the Captions "Experts" in such Prospectus.



/s/McGladrey & Pullen, LLP


Des Moines, Iowa
July 16, 2004